INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC. REPORTS RECORD EARNINGS FOR SECOND QUARTER 2007

Financial Highlights

  Net income up 15.9% to $15.9 million
  GAAP diluted earnings per share of $0.39
  Proforma diluted earnings per share of $0.45, excluding costs related to the pending merger with Eurex
  Average daily trading volume up 20.7% to 2.9 million equity and index options contracts
  Revenues up 13.4% to $58.0 million and gross margin up 22.4% to $55.2 million for the options exchange
  GAAP pre-tax margin of 53.8% and proforma pre-tax margin of 57.7% for the options exchange

NEW YORK, August 7, 2007 - The International Securities Exchange Holdings, Inc. (NYSE:ISE) today reported that net income for the quarter ended June 30, 2007 increased 15.9% to $15.9 million, or $0.39 per share on a fully diluted basis. This compares to $13.7 million, or $0.35 per share on a fully diluted basis, in the same period in 2006. Included in the results for the quarter are expenses of $2.1 million, or $0.06 per diluted share, related to the pending merger with Eurex. Excluding these expenses, proforma net income for the quarter increased to $18.0 million, or $0.45 per share on a fully diluted basis.

Total consolidated revenues for the quarter increased 15.8% to $59.2 million from $51.1 million in the prior year. Gross margin, or total revenues less cost of revenues, increased 23.8% to $55.8 million from $45.1 million in the second quarter of 2006. Included in our consolidated results are revenues and expenses from the ISE Stock Exchange, our stock exchange business segment.

Total revenues for the quarter in our options exchange business segment increased 13.4% to $58.0 million. Gross margin, or total revenues less cost of revenues, increased 22.4% to $55.2 million. The average daily volume of equity and index options contracts traded increased 20.7% to 2.9 million contracts. Our stock exchange business segment recorded gross margin of $0.9 million, interest income of $0.4 million, total expenses of $4.0 million and minority interest of $2.7 million. Our stock exchange currently has no impact on our net income as losses are allocated solely to the minority owners. Please refer to the section titled "Segment Information" for further information.

"We are pleased to report our sixth consecutive quarter of record financial results for our options exchange business segment," said David Krell, ISE's President and Chief Executive Officer. "Our exceptional growth has been fueled by the increasing demand for our equity options and index options products which are integral components of investors' risk management and profit enhancement strategies. Our successful track record in developing and launching new and innovative products, for institutional and retail investors alike, has strengthened our leadership position in the options industry," said Krell.

"On July 27, 2007, our stockholders overwhelmingly approved our merger with Eurex. Once we have secured the remaining regulatory approvals required to finalize the merger, we will then join forces and leverage the strengths of both organizations to develop new and innovative products and expand our global footprint," concluded Krell.

"The management teams of both organizations are excited about the growth opportunities that will result from our pending merger," said Gary Katz, ISE's Chief Operating Officer. "We look forward to jointly building a global organization that is the industry leader across multiple asset classes. Our shared values and entrepreneurial cultures bode well for the future success of our company. We are very anxious to get started on realizing the opportunities that we have identified as we begin our partnership with Eurex."

Second Quarter Results - Options Exchange

Income Statement

Revenues

Transaction fee revenues increased to $46.4 million from $40.7 million last year due to continued strong growth in trading volumes. Average daily trading volume increased to 2.9 million contracts from 2.4 million contracts last year. Other member fees increased to $7.1 million from $6.3 million in the same period last year due to an increase in connectivity fees which are charged to market makers based on quote capacity usage. Market data revenues increased to $4.4 million from $4.1 million in the prior year quarter due to our increased pro-rata share of OPRA revenues, based on our higher market share of trades, as well as increased OPRA profitability.

Cost of Revenues, Gross Margin

Cost of revenues for the second quarter decreased to $2.8 million from $6.0 million in the prior year quarter due to a decrease in licensing fees. Gross margin increased to $55.2 million from $45.1 million in the second quarter of 2006.

Expenses

Total expenses for the second quarter of 2007 increased to $28.5 million from $22.2 million in the second quarter of 2006. Included in our options exchange segment are corporate overhead costs, including merger related advisory expenses of $2.1 million.

Total direct expenses increased to $26.4 million from $22.1 million in the same period last year. Compensation and benefits expenses increased to $13.7 million from $11.4 million in the second quarter last year due to higher incentive compensation expenses resulting from increased profitability and increased headcount. Technology and communications expenses increased to $4.3 million from $3.7 million due to increased capacity costs attributable to increased quoting activity and enhancements for our trading system. Professional fees increased to $1.8 million from $1.4 million due to higher legal costs.

Depreciation and amortization increased to $2.7 million from $1.8 million primarily due to a $0.9 million, or $0.01 per diluted share (net of tax), asset impairment charge related to our decision to suspend operations of the Longitude trading platform. We suspended conducting auctions on the Longitude platform in June, and we are evaluating the prospects of new products that lend themselves to the pari-mutuel principles that form the core of our Alternative Markets business.

Other expenses increased to $1.9 million from $1.5 million last year principally due to settlement of a state tax audit.

Income, Margins and Taxes

Pre-tax income for the second quarter of 2007 increased to $29.7 million from $ 24.7 million last year. Interest and investment income increased to $3.1 million from $1.5 million primarily due to interest income from higher cash balances.

Our pre-tax margin for the options exchange segment of our business in the second quarter was 53.8%. Our proforma pre-tax margin was 57.7%, after adjusting for expenses related to our pending merger with Eurex.

Our tax rate increased to 46.5% from 44.1% in the second quarter of 2006 due to non-deductible merger related costs.

Net income for the second quarter increased to $15.9 million from $13.8 million in the prior year quarter.

Excluding costs related to the pending merger with Eurex, proforma pre-tax income in the options segment of our business increased to $31.9 million and net income increased to $18.0 million.

Year-to-Date Results

For the first six months of 2007, average daily volume of equity and index options increased to 2.8 million contracts traded as compared to 2.4 million equity and index options contracts traded in the prior year. Revenues in the options segment increased to $113.9 million from $98.7 million last year. Gross margin increased to $105.6 million from $86.7 million and year-to-date pre-tax margin was 56.1%. Net income increased to $32.6 million from $26.7 million and earnings per share on a fully diluted basis were $0.81 as compared to $0.68 last year.

Excluding costs related to our pending merger with Eurex, year-to-date proforma pre-tax income in the options segment of our business increased to $61.4 million and our pre-tax margin increased to 58.1%. Net income increased to $34.7 million and fully diluted earnings per share were $0.86.

Consolidated Balance Sheet

As of June 30, 2007, ISE had cash and cash equivalents and investments in securities of $301.6 million, total assets of $421.9 million, and stockholders' equity of $293.1 million. The Company recorded minority interest of $30.6 million as of June 30, 2007, which represents interests of minority shareholders in the ISE Stock Exchange. Included in cash and cash equivalents is $32.5 million from the ISE Stock Exchange which is reserved for its use. There were approximately 38.3 million shares of common stock outstanding.

Second Quarter Business Highlights

  ISE was the largest equity options exchange for the second quarter of 2007 based on total equity options trading.

  On April 2, 2007, ISE announced that David Krell, President and Chief Executive Officer, will retire on January 1, 2008. Upon his retirement, Mr. Krell will remain on ISE's Board of Directors, pending required approvals. Gary Katz, ISE's Chief Operating Officer, will succeed Mr. Krell as President and Chief Executive Officer.
  On April 17, 2007, ISE successfully launched trading in ISE FX Options(TM) in four currency pairs: U.S. Dollar/Euro (Symbol: EUI), U.S. Dollar/British Pound (Symbol: BPX), U.S. Dollar/Japanese Yen (Symbol: YUK), and U.S. Dollar/Canadian Dollar (Symbol: CDD).
  On April 30, 2007, Eurex and ISE announced a definitive agreement under which Eurex will acquire ISE for approximately $2.8 billion in cash, or $67.50 per share. Upon regulatory approvals by the U.S. Securities and Exchange Commission and other customary closing conditions, the transaction will create the leading transatlantic derivatives marketplace.
  On July 27, 2007, ISE's shareholders voted to adopt the merger agreement with Eurex. As a result, Eurex will acquire ISE as its indirect wholly-owned subsidiary. The merger is expected to close in the fourth quarter of 2007.
  On May 8, 2007, ISE announced the addition of four new board members. Joseph Stefanelli and Kenneth Vecchione joined the Board of Directors of International Securities Exchange Holdings, Inc. and International Securities Exchange, LLC (ISE LLC). Leonard Ellis and Randy Frederick joined the ISE LLC Board as representatives of ISE LLC's Competitive Market Makers (CMMs) and Electronic Access Members (EAMs), respectively. The new board members replaced Ivers Riley, Mark Kritzman, James Harkness and William Porter, who retired from their respective Boards due to term limits.
  On May 8, 2007, ISE's Board of Directors declared a quarterly dividend of $0.05 per outstanding share of Class A Common Stock. The dividend was paid on June 29, 2007 to holders of record as of the close of business on June 22, 2007.
  On May 18, 2007, ISE co-sponsored the NYU conference "Derivatives 2007: New Ideas, New Instruments, New Markets" where leading academics and industry practitioners examined the links between modern derivatives theory and market practice.
  On June 25, 2007, ISE launched the ISE Electronic Trading Index(TM), which established a unique benchmark of the marketplaces deemed to be most closely associated with electronic trading in the United States. Additionally, ISE listed cash-settled options based on this new index under the symbol DMA. Timber Hill LLC serves as the Primary Market Maker.
  On June 26, 2007, ISE introduced enhancements to PrecISE Trade(R), its front-end trading application for broker-dealers to access ISE's options market. PrecISE now offers Away Market Routing that enables traders to access the entire options market through one workstation.

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues:
Transaction fees	$47,558	$40,682	$92,036	$77,549
Member fees and other	6,887	6,330	14,004	11,952
Market data	4,719	4,095	9,528	9,150
Total revenues	59,164	51,107	115,568	98,651

Cost of revenues:
Activity remittance fees	2,533	3,706	6,612	8,051
License fees, liquidity rebates, and brokerage fees	841	2,321	2,670	3,946
Total cost of revenues	3,374	6,027	9,282	11,997

Gross margin	55,790	45,080	106,286	86,654

Expenses:
Compensation and benefits	16,301	11,476	31,372	22,844
Technology and communications	4,558	3,739	9,121	7,257
Occupancy	1,579	1,396	3,040	2,714
Professional fees	2,141	1,443	4,221	3,071
Marketing and business development	763	816	1,547	1,438
Depreciation and amortization	2,831	1,839	4,697	3,356
Other	1,965	1,538	3,382	2,571
Total direct expenses	30,138	22,247	57,380	43,251
Merger related costs	2,149	-	2,149
Reorganization	-	105	-	129
Total expenses	32,287	22,352	59,529	43,380

Operating income	23,503	22,728	46,757	43,274

Interest and investment income	3,494	1,535	6,727	3,146
Minority interest	2,714	272	5,754	272
Income before provision for income taxes	29,711	24,535	59,238	46,692

Provision for income taxes	13,828	10,832	26,671	20,571
Net income	$ 15,883	$13,703	$32,567	$26,121

Earnings per share:
Basic	$ 0.41	$ 0.37	$ 0.85	$ 0.70
Diluted	$ 0.39	$ 0.35	$ 0.81	$ 0.66

Weighted average number of shares outstanding:
Basic	38,279	37,380	38,208	37,242
Diluted	40,243	39,477	40,201	39,411

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 230,476	$ 200,015
Accounts receivable, net	44,538	34,815
Income tax receivable	14,043	9,644
Securities owned	41,558	60,090
Other current assets	5,007	2,415
Total current assets	335,622	306,979

Securities owned	29,538	32,724
Fixed assets, net	30,749	29,009
Deferred tax asset, net	21,406	21,932
Other assets	4,625	5,781
Total assets	421,940	396,425

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	20,511	19,430
Compensation and benefits payable	8,662	12,453
Deferred revenue	5,797	5,129
Payment for order flow payable	11,717	10,262
Total current liabilities	46,687	47,274

Deferred revenue	48,396	50,954
Other liabilities	3,200	3,609
Total liabilities	98,283	101,837

Minority interest	30,569	36,323

STOCKHOLDERS' EQUITY	293,088	258,265

Total liabilities, minority interest and stockholders' equity	$ 421,940	$ 396,425

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended
	June 30,
	2007	2006

Cash flows from operating activities:
Net income	32,567	26,121
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,748	3,172
Asset impairment	949	184
Minority interest	(5,754)	2,610
Stock based compensation	5,487	3,933
Deferred taxes	526	(32)
Unrealized gain on securities owned and available for sale securities, net	(282)	(159)
Excess tax benefits from share-based payment arrangements	(4,076)	(6,500)

(Increase)/decrease in operating assets:
Accounts receivable, net	(9,723)	(4,209)
Income tax receivable	(323)	3,581
Securities owned	3,779	2,486
Other assets	(2,601)	(787)
Increase/(decrease) in operating liabilities:
Accounts payable and accrued expenses	1,081	3,612
Compensation and benefits payable	(3,791)	(1,803)
Income tax payable	-	(372)
Deferred revenue	(1,890)	1,086
Payment for order flow payable	1,455	(3,033)
Other liabilities	(409)	(370)
Net cash provided by operating activities	20,743	29,520

Cash flows from investing activities:
Purchase of fixed assets	(5,272)	(2,312)
Purchase of intangible assets	-	(2,234)
Investment in ISE Stock Exchange, LLC	-	(1,760)
Purchase of available for sale securities	(10,733)	-
Maturities of available for sale securities	28,938	4,973
Net cash provided by/(used in) by investing activities	12,933	(1,333)

Cash flows from financing activities:
Dividend	(3,886)	(3,797)
Proceeds from options exercised	794	588
Share repurchase	(4,199)	(1,971)
Excess tax benefits from share-based payment arrangements	4,076	6,500
Net cash provided by/(used in) financing activities	(3,215)	1,320

Increase in cash and cash equivalents	30,461	29,507
Cash and cash equivalents, beginning of period	200,015	170,927
Cash and cash equivalents, end of period	$230,476	$200,434

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.
KEY STATISTICAL INFORMATION - OPTIONS BUSINESS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Trading Days	61	63	124	125
Average daily trading volume (1) (2)
Equity and Index Options
Total U.S. industry equity and index options traded (in thousands)	10,313	8,290	10,156	8,061
Our equity and index options traded (in thousands)	2,907	2,408	2,842	2,396
Our market share of equity and index options traded	28.2%	29.0%	28.0%	29.7%
Equity Options
Total U.S. industry equity options traded (in thousands)	9,310	7,460	9,174	7,332
Our equity options traded (in thousands)	2,858	2,372	2,794	2,364
Our market share of equity options traded	30.7%	31.8%	30.5%	32.2%
Index Options
Total U.S. industry index options traded (in thousands)	1,003	830	980	729
Our index options traded (in thousands)	49	36	47	32
Our market share of index options traded	4.9%	4.3%	4.8%	4.4%
Our member total trading volume (sides, in thousands): (3)
Account type:
Customer	152,648	124,486	294,268	251,788
Firm proprietary	53,509	40,365	100,598	72,597
Market maker	160,325	138,559	310,005	274,656
Total Sides	366,482	303,410	704,870	599,041
Our market share of total industry trading: (4)
Customer	29.4%	29.2%	29.4%	30.6%
Firm proprietary	26.9%	26.3%	25.2%	25.7%
Market maker	27.5%	29.8%	27.7%	30.2%
Revenue:
Average transaction fee per side (5)	$0.127	$0.134	$0.128	$0.129
Average cost of transaction fee per side (6)	($0.008)	($0.020)	($0.012)	($0.020)
Average net transaction fee per side (6)	$0.119	$0.114	$0.116	$0.109
Average transaction fee per revenue side (7)	$0.184	$0.173	$0.179	$0.175
Our trades:(8)
Average contracts per trade	17.8	18.2	18.1	17.4
Average trades per day (in thousands)	163.9	128.5	157.1	138.0
Total trades (in thousands)	10,323	8,098	19,480	17,225
Our market share of industry trade volume	31.9%	30.6%	31.8%	32.2%
Our listed issues: (9)
Average number of issues traded during the period	1,732	898	1,688	875
Our Members (average number trading during period)
PMMs	10	10	10	10
CMMs	142	144	144	143
EAMs	108	102	109	102
Total	260	256	263	255
Employees (period average)
Full-time equivalent (10)	187	180	184	180

(1) Represents single counted contract volume. For example, a transaction of 500 contracts on our exchange is counted as a single 500 contract transaction for purposes of calculating our volumes, even though we may receive transaction fees from parties on both sides of the transaction, one side of a transaction, or in some cases, neither side of a transaction.

(2) Our market share is calculated based on the number of contracts executed on our exchange as a percentage of total industry contract volume.

(3) Represents each side of a buy or sell transaction. For example, a transaction of 500 contracts on our exchange is counted as two sides of 500 contracts, representing a buy and a sell transaction. We generally do not charge our members for executing non-broker-dealer customer orders on our exchange except for options on our premium products as well as options for listings in our Second Market.

(4) Represents our market share of total U.S. industry equity and index trading for members trading on our exchange based on contract trading volume.

(5) Average transaction fee per side is calculated by dividing our transaction fees by the total number of sides executed on our exchange. We generally do not charge our members for executing non-broker-dealer customer orders on our exchange except for options on our premium products as well as options for listings in our Second Market. Comparing our average transaction fee per side to our average transaction fee per revenue side reflects the negative effect of our fee waivers or reductions on our revenues, on a per side basis.

(6) Average cost of transaction fee per side is calculated by subtracting cost of revenues from transaction fees, which we refer to as net transaction fees, and dividing the result by the total number of sides executed on our exchange.

(7) Our average transaction fee per revenue side reflects the transaction fee we charge to our market participants per our publicly available pricing schedules. These schedules were part of rule proposals that became effective upon filing pursuant to Section 19(b)(3)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Securities and Exchange Commission may abrogate such rule proposals within 60 days of filing if it determines that such action is necessary or appropriate in the public interest, for the protection of investors or otherwise in furtherance of the purposes of the Exchange Act.

(8) Members can have several contracts per trade. Trades represent the number of trades cleared through The Option Clearing Corporation, or the OCC. Market data revenue is generated on a per trade basis, not on a contract basis.

(9) By "issues" we mean the number of securities underlying our options. We trade multiple options series on each underlying security.

(10) Excludes full-time equivalent employees of ISE Stock Exchange, LLC, beginning April 2006.

Segment Information

We operate two segments:

  An Options Exchange business segment which includes our options trading business as well as Alternative Markets platform, corporate overhead costs related to public company matters and corporate wide strategic initiatives.
  A Stock Exchange business segment which includes trading in equity securities. Pursuant to the terms of our agreement with the strategic investors of the ISE Stock Exchange and in accordance with U.S. GAAP, we are the primary beneficiary of the ISE Stock Exchange and consolidated its financial results. We exercise a majority of the voting interest of the ISE Stock Exchange; however, beginning April 2006 all losses have been allocated solely to the minority owners. Consolidation of the ISE Stock Exchange does not currently have any effect on our net results of operations and will not until it generates net profits. Therefore, consolidation increases our revenues and expenses to reflect 100% of the ISE Stock Exchange's results; however, these revenues and expenses are offset dollar-for-dollar by minority interest since we are not required to recognize any of its losses.

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.
STATEMENTS OF OPERATIONS BY BUSINESS SEGMENT
(in thousands)
(unaudited)

	Three Months Ended				Three Months Ended
	June 30, 2007				June 30, 2006

	Options Exchange	Stock Exchange	Elimination	ISE Holdings	Options Exchange	Stock Exchange	Elimination	ISE Holdings

Revenues:
Transaction fees	$ 46,421	$1,137	$ -	$47,558	$ 40,682	$ -	$ -	$ 40,682
Member fees and other	7,114	77	(304)	6,887	6,330	-	-	6,330
Market data	4,427	292	-	4,719	4,095	-	-	4,095
Total revenues	57,962	1,506	(304)	59,164	51,107	-	-	51,107

Cost of revenues:
Activity remittance fees	2,268	265	-	2,533	3,706	-	-	3,706
License fees, liquidity rebates, and brokerage fees	498	343	-	841	2,321	-	-	2,321
Total cost of revenues	2,766	608	-	3,374	6,027	-	-	6,027

Gross margin	55,196	898	(304)	55,790	45,080	-	-	45,080

Expenses:
Compensation and benefits	13,743	2,816	(258)	16,301	11,403	1,092	(1,019)	11,476
Technology and communications	4,329	233	(4)	4,558	3,729	100	(90)	3,739
Occupancy	1,299	308	(28)	1,579	1,390	91	(85)	1,396
Professional fees	1,847	294	-	2,141	1,416	86	(59)	1,443
Marketing and business development	621	142	-	763	816	37	(37)	816
Depreciation and amortization	2,692	149	(10)	2,831	1,838	10	(9)	1,839
Other	1,868	101	(4)	1,965	1,537	60	(59)	1,538
Total direct expenses	26,399	4,043	(304)	30,138	22,129	1,476	(1,358)	22,247
Merger related costs	2,149	-	-	2,149	-	-	-	-
Reorganization	-	-	-	-	105	-	-	105
Total expenses	28,548	4,043	(304)	32,287	22,234	1,476	(1,358)	22,352

Operating income	26,648	(3,145)	-	23,503	22,846	(1,476)	1,358	22,728

Interest and investment income	3,063	431	-	3,494	1,535	71	(71)	1,535
Minority interest	-	2,714	-	2,714	272	-	-	272
Income before provision for income taxes	29,711	-	-	29,711	24,653	(1,405)	1,287	24,535

Provision for income taxes	13,828	-	-	13,828	10,884	(52)	-	10,832
Net income	$ 15,883	$ -	$ -	$ 15,883	$ 13,769	$ (1,353)	$ 1,287	$ 13,703

	Six Months Ended				Six Months Ended
	June 30, 2007				June 30, 2006

	Options Exchange	Stock Exchange	Elimination	ISE Holdings	Options Exchange	Stock Exchange	Elimination	ISE Holdings

Revenues:
Transaction fees	$ 90,307	$ 1,729	$ -	$ 92,036	$ 77,549	$ -	$ -	$ 77,549
Member fees and other	14,424	151	(571)	14,004	11,952	-	-	11,952
Market data	9,170	358	-	9,528	9,150	-	-	9,150
Total revenues	113,901	2,238	(571)	115,568	98,651	-	-	98,651

Cost of revenues:
Activity remittance fees	6,164	448	-	6,612	8,051	-	-	8,051
License fees, liquidity rebates, and brokerage fees	2,155	515	-	2,670	3,946	-	-	3,946
Total cost of revenues	8,319	963	-	9,282	11,997	-	-	11,997

Gross margin	105,582	1,275	(571)	106,286	86,654	-	-	86,654

Expenses:
Compensation and benefits	26,542	5,318	(488)	31,372	22,336	1,530	(1,022)	22,844
Technology and communications	8,600	529	(8)	9,121	7,189	158	(90)	7,257
Occupancy	2,559	529	(48)	3,040	2,667	130	(83)	2,714
Professional fees	3,544	677	-	4,221	2,694	436	(59)	3,071
Marketing and business development	1,158	389	-	1,547	1,438	37	(37)	1,438
Depreciation and amortization	4,420	296	(19)	4,697	3,347	17	(8)	3,356
Other	3,204	186	(8)	3,382	2,562	68	(59)	2,571
Total direct expenses	50,027	7,924	(571)	57,380	42,233	2,376	(1,358)	43,251
Merger related costs	2,149	-	-	2,149	-	-	-	-
Reorganization	-	-	-	-	129	-	-	129
Total expenses	52,176	7,924	(571)	59,529	42,362	2,376	(1,358)	43,380

Operating income	53,406	(6,649)	-	46,757	44,292	(2,376)	1,358	43,274

Interest and investment income	5,832	895	-	6,727	3,146	71	(71)	3,146
Minority interest	-	5,754	-	5,754	272	-	-	272
Income before provision for income taxes	59,238	-	-	59,238	47,710	(2,305)	1,287	46,692

Provision for income taxes	26,671	-	-	26,671	21,029	(458)	-	20,571
Net income	$ 32,567	$ -	$ -	$32,567	$ 26,681	$(1,847)	$ 1,287	$ 26,121

Non-GAAP Reconciliation

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews this non-GAAP financial measurement when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measures should be considered in the context with our GAAP results.

We have disclosed our net income amounts excluding certain non-operating charges. These non-operating charges relate to advisory expenses incurred in connection with our pending merger with Eurex. Management excludes these costs when measuring our financial performance as they do not relate to our core business of operating a multi-asset class exchange. Management believes presenting our results excluding these costs provides a clearer measure of our results and performance.

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.
GAAP TO NON GAAP RECONCILIATION
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

GAAP Income before provision for income taxes, as reported	$ 29,711	$ 24,535	$ 59,238	$ 46,692
Less Merger related costs	2,149	-	2,149	-
Less Reorganization	-	105	-	129
Income before provision for income taxes, proforma	$ 31,860	$ 24,640	$ 61,387	$ 46,821

GAAP Net income, as reported	$ 15,883	$ 13,703	$ 32,567	$ 26,121
Less Merger related costs, net of tax	2,117	-	2,117	-
Less Reorganization, net of tax	-	105	-	129
Net income, proforma	$ 18,000	$ 13,808	$ 34,684	$ 26,250

GAAP Diluted earnings per share, as reported	$ 0.39	$ 0.35	$ 0.81	$ 0.66
Less Merger related costs, net of tax	0.06	-	0.05	-
Less Reorganization, net of tax	-	0.00	-	0.01
Diluted earnings per share, proforma	$ 0.45	$ 0.35	$ 0.86	$ 0.67

Gross Margin	55,790	45,080	106,286	86,654

GAAP pre-tax margins, as reported	53.3%	54.4%	55.7%	53.9%
Pre-tax margins, proforma	57.1%	54.7%	57.8%	54.0%

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.
GAAP TO NON GAAP RECONCILIATION
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Options Exchange Segment	2007	2006	2007	2006

GAAP Income before provision for income taxes, as reported	$ 29,711	$ 24,653	$ 59,238	$ 47,710
Less Merger related costs	2,149	-	2,149	-
Less Reorganization	-	105	-	129
Income before provision for income taxes, proforma	$ 31,860	$ 24,758	$ 61,387	$ 47,839

GAAP Net income, as reported	$ 15,883	$ 13,769	$ 32,567	$ 26,681
Less Merger related costs, net of tax	2,117	-	2,117	-
Less Reorganization, net of tax	-	105	-	129
Net income, proforma	$ 18,000	$ 13,874	$ 34,684	$ 26,810

GAAP Diluted earnings per share, as reported	$ 0.39	$ 0.35	$ 0.81	$ 0.68
Less Merger related costs, net of tax	0.06	-	0.05	-
Less Reorganization, net of tax	-	0.00	-	0.00
Diluted earnings per share, proforma	$ 0.45	$ 0.35	$ 0.86	$ 0.68

Gross Margin	55,196	45,080	105,582	86,654

GAAP pre-tax margins, as reported	53.8%	54.7%	56.1%	55.1%
Pre-tax margins, proforma	57.7%	54.9%	58.1%	55.2%

ISE Background

International Securities Exchange Holdings, Inc. (NYSE: ISE), through its subsidiaries, operates a family of innovative securities markets. ISE is founded on the principle that technology and competition create better, more efficient markets for investors and consists of an options exchange, a stock exchange and an alternative markets platform. ISE continually enhances its trading systems and develops new products to provide investors with the best marketplace and investment tools to trade smarter.

ISE developed a unique market structure for advanced screen-based trading systems and in May 2000 launched the first fully electronic US options exchange. Currently, ISE operates the world's largest equity options exchange. ISE offers index options, including a portfolio of proprietary index products, and enhanced market data products for sophisticated investors. ISE FX Options(SM) launched in the second quarter of 2007.

ISE Stock Exchange, launched in September 2006, is a completely electronic marketplace and the only dual structure platform that integrates a dark pool, MidPoint Match(SM), with a fully displayed stock market. Midpoint Match is a proprietary, non-displayed market that trades equity securities at the midpoint between the National Best Bid and Offer (NBBO).

ISE's alternative markets business currently consists of an events market trading platform known as Longitude. Longitude's patented and proprietary technology provides a unique parimutuel structure for derivatives auctions which results in greater trading and pricing flexibility for market participants.

For more information about ISE, visit www.ise.com.

CONTACT:

Media:

Molly McGregor

International Securities Exchange

+1-212-897-0275

mmcgregor@ise.com

Investors:

Thomas Gibbons

International Securities Exchange

+1-212-897-8167

tgibbons@ise.com

Certain matters discussed in this press release are "forward looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements, to be materially different from those contemplated by the forward looking statements. We undertake no ongoing obligation, other than that imposed by law, to update these statements. Factors that could affect our results, levels of activity, performance or achievements and cause them to materially differ from those contained in the forward looking statements can be found in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q.

-ISE-